UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 16, 2006
SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
970 East 64th Street, Cleveland Ohio		44103

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 881-8600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
Effective March 16, 2006, SIFCO Industries, Inc. (“SIFCO”) and its Irish subsidiary, SIFCO Turbine Components Limited (“SIFCO Turbine”), entered into an asset purchase agreement (the “Agreement”) for the sale of its Large Aerospace Turbine Engine Component Repair business to SR Technics, which is based in Zurich, Switzerland (“SRT”). SRT will complete the acquisition through a wholly-owned Irish subsidiary named Boomix Limited, which subsidiary is in the process of changing its name to SR Technics Airfoil Services Limited. The Large Aerospace Turbine Engine Component Repair business operates in SIFCO’s Mahon Industrial Estate facility, which is located in Cork, Ireland. Subject to satisfaction of certain conditions to closing, the transaction is expected to close on or about April 20, 2006. Total consideration for the business is USD $9.8 million payable in cash and subject to certain adjustment and/or escrow provisions. SIFCO Turbine retains substantially all existing liabilities of the business. SIFCO has agreed to guarantee the performance by SIFCO Turbine of all of its obligations and liabilities under the Agreement.
The closing of the transaction is subject to certain customary conditions to closing, unless otherwise waived by the parties, including (i) no material adverse event having occurred, (ii) regulatory and third party consents having been obtained, or (iii) no action, suit or investigation to restrain, prohibit or otherwise challenge or materially interfere with the transaction having been instituted, or any statute or regulation having been proposed or enacted that would materially prohibit, restrict or delay the transaction. The Agreement may be terminated by SRT if the conditions to closing have not or cannot be fulfilled prior to the closing date. SIFCO may terminate the Agreement if it receives a “superior acquisition proposal” such that the SIFCO board of directors concludes, in good faith, that the termination of the Agreement is required in order for the board of directors to comply with its fiduciary obligations. In such event SIFCO would be required to pay SRT a breakup fee of USD $1.0 million. Either party may terminate the asset purchase agreement if SIFCO has been enjoined by a competent authority from closing the sale of the business to SRT. The Agreement terminates by its terms if the closing has not occurred by May 2, 2006.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description
99.1	Press Release dated March 16, 2006 — SIFCO Industries, Inc. announces the sale of its Large Aerospace Turbine Engine Component Repair business to SR Technics

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc. (Registrant)
Date: March 16, 2006	/s/ Frank A. Cappello
Frank A. Cappello
Vice President — Finance and Chief Financial Officer (Principal Financial Officer)